UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2006

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 18, 2006 at 4:00 p.m. Eastern Daylight Time, Ditech Networks, Inc. (the “Company”) changed its corporate name from Ditech Communications Corporation to Ditech Networks, Inc.

The Company effected the corporate name change by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on May 15, 2006, as corrected on May 17, 2006, pursuant to which a wholly owned subsidiary of the Company merged with and into the Company (the “Merger”). The Company is the surviving corporation in the Merger. The Corrected Certificate of Ownership and Merger amended the Company’s previously filed Restated Certificate of Incorporation, as amended, to reflect the change in corporate name. The Company subsequently filed a Restated Certificate of Incorporation to restate the Company’s Certificate of Incorporation, as amended and restated, which incorporates into one document the Company’s previous Restated Certificate of Incorporation, the change in the corporate name, and the Company’s previously filed Certificate of Designation of Series A Junior Participating Preferred Stock.

A copy of the Corrected Certificate of Ownership and Merger is filed herewith as Exhibit 3.1. A copy of the Restated Certificate is filed herewith as Exhibit 3.2.

Item 7.01. Regulation FD Disclosure.

On May 18, 2006 the Company issued a press release entitled “Ditech Communications Corporation its Name to Ditech Networks, Inc.,” which is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Corrected Certificate of Ownership and Merger of registrant.

3.2	Restated Certificate of Incorporation of registrant.

99.1	Press Release dated May 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: May 18, 2006	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Corrected Certificate of Ownership and Merger of registrant.

3.2	Restated Certificate of Incorporation of registrant.

99.1	Press Release dated May 18, 2006.